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                                                                      Exhibit 99


                              RAIT INVESTMENT TRUST

                     Dividend Reinvestment Plan (the "Plan")
                                 Enrollment Form

Please print all items except signatures. QUESTIONS? Call American Stock Transfer & Trust Company (the "Administrator") toll-free at 1-800-278-4353. Mail your completed Enrollment Form in the courtesy envelope provided.

If you currently own our common shares and such common shares are being held by your broker and you wish to participate in the Plan directly, ask your broker to register some or all of your common shares in your name. Alternatively, your common shares can be enrolled through your broker. Contact your broker for details.

A.       YOUR MAILING ADDRESS

Please provide your mailing address below. We must have a complete address to process your enrollment.

[   ]  Current shareholder

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First Name                                   M.I.                      Last Name


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Address                                      Apartment Number


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City                              State        Zip Code                Country

         Please provide your day and evening phone numbers to assist us in processing your enrollment.

Daytime Phone:  (    )
                       ------------------

Evening Phone:  (    )
                       ------------------



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B.       INVESTMENT OPTION

You may choose to reinvest all, part or none of the dividends paid on common shares held by you outside the Plan. Please check one of the following boxes and provide the requested information.

/  /     FULL DIVIDEND REINVESTMENT:  The Administrator will apply cash dividends on all common shares held in your Plan account toward the purchase of additional common shares.

/  /     PARTIAL DIVIDEND REINVESTMENT: The Administrator will apply cash dividends on the following whole number of common shares held by you in certificated form, and cash dividends on common shares held for you in book entry form by the Administrator, toward the purchase of additional common shares:

                  common shares.
         --------

/  /     VOLUNTARY CASH INVESTMENT ONLY.  The Administrator will apply voluntary cash investments made by you toward the purchase of additional common shares.

C.       YOUR ACCOUNT REGISTRATION           Please Print Clearly

/  /     INDIVIDUAL OR JOINT.  Joint accounts will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one Social Security number is required for tax reporting.

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Owner's First Name                           M.I.                      Last Name

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Owner's Social Security No.

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Joint Owner's First Name                     M.I.                      Last Name

/  /     CUSTODIAL. A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts/Transfers to Minors Act in the minor's state of residence.




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Custodian's First Name                       M.I.                      Last Name




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Minor's First Name                           M.I.                      Last Name


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Minor's Social Security No.                           Minor's State of Residence

/  /     TRUST.  Account is established in accordance with provisions of trust agreement.


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Trustee Name                       Name of Trust                      Trust Date



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Tax ID No.                                                           Beneficiary

/  /     CORPORATION, PARTNERSHIP or OTHER ENTITY.



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Business Name                                                         Tax ID No.

PLEASE BE SURE TO COMPLETE AND SIGN THIS FORM.

D.       SAFEKEEPING

         Common share certificates deposited for safekeeping in your account must be in the same registration as your Plan account. Dividends on all shares deposited for safekeeping will be reinvested.

         / / Please accept the enclosed certificate(s) for deposit to my account.

               Certificate number(s)                   Number of shares

               ---------------------------             -------------------------
               ---------------------------             -------------------------
               ---------------------------             -------------------------
               ---------------------------             -------------------------
               Number of certificates:                 Total:



E.       ACCOUNT AUTHORIZATION SIGNATURE/SUBSTITUTE FORM W-9/W-8 (REQUIRED)


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/  /     REQUEST FOR TAXPAYER
         IDENTIFICATION NUMBER
         (Substitute Form W-9)

I am a U.S. citizen or a resident alien. I certify, under penalties of perjury, that the Taxpayer Identification or Social
Security number in Section C is correct (or
I am waiting for a number to be issued to
me). Cross out the following if not true: I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.



/  /     CERTIFICATE OF FOREIGN STATUS
         (Substitute Form W-8)

I am an exempt citizen. I certify, under penalties of perjury, that I am not a U.S. citizen or resident alien (or I am filing for a foreign corporation, partnership, estate, or trust) and I am an exempt foreign person. I have entered in Section C of this enrollment form the country where I reside permanently for income-tax purposes.



/  /     FOR ORGANIZATIONS AND
         BUSINESS ENTITIES EXEMPT
         FROM BACKUP WITHHOLDING


   I qualify for exemption and my account will not be subject to tax reporting and backup withholding.

     THE SIGNATURE(S) BELOW INDICATE THAT I/WE HAVE READ THE RAIT INVESTMENT TRUST DIVIDEND REINVESTMENT PLAN'S PROSPECTUS AND AGREE TO THE TERMS OF THE PLAN AS DESCRIBED IN THE PROSPECTUS.

      Signature of account owner(s)                            Date:


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                    QUESTIONS? Call toll-free 1-800-278-4353
               RETURN TO: American Stock Transfer & Trust Company
                           Attn: Dividend Reinvestment
                                  P.O. Box 922
                               Wall Street Station
                             New York, NY 10269-0560